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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AMERICAN POWER CONVERSION CORPORATION (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN POWER CONVERSION CORPORATION
132 Fairgrounds Road
West Kingston, Rhode Island 02892

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

        The Annual Meeting of Shareholders of American Power Conversion Corporation, a Massachusetts corporation (the "Company"), will be held on Thursday, June 9, 2005 at 10:00 a.m., local time, in The Regency Room at the Radisson Hotel Milford, located at 11 Beaver Street, Milford, Massachusetts, for the following purposes:

1.
To fix the number of directors at seven.

2.
To elect a Board of Directors for the ensuing year.

3.
To ratify the appointment of the Company's independent auditors.

4.
To transact such other business as may properly come before the meeting and any adjournments thereof.

        Shareholders of record at the close of business on April 13, 2005 will be entitled to vote at the meeting or any adjournments thereof.

IF YOU PLAN TO ATTEND:

        Please be aware that seating may be limited. Registration and seating will begin at 9:00 a.m. Please bring valid picture identification, such as a driver's license or passport. You may be required to provide this upon entry to the meeting. Shareholders holding stock in brokerage accounts ("street name" holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, cell phones, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors,
Jeffrey J. Giguere Vice President, General Counsel & Clerk

April 27, 2005

SHAREHOLDERS ARE REQUESTED TO EITHER SIGN THE ENCLOSED PROXY CARD AND
RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL OR, WHERE
AVAILABLE, VOTE BY TELEPHONE OR OVER THE INTERNET

AMERICAN POWER CONVERSION CORPORATION
132 Fairgrounds Road
West Kingston, Rhode Island 02892

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 9, 2005

        Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of American Power Conversion Corporation, a Massachusetts corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Thursday, June 9, 2005 at 10:00 a.m., local time, in The Regency Room at the Radisson Hotel Milford, located at 11 Beaver Street, Milford, Massachusetts (the "Meeting").

        Only shareholders of record as of the close of business on April 13, 2005 will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 192,909,047 shares of Common Stock, par value $.01 per share, of the Company were issued and outstanding. Each share of Common Stock outstanding as of the record date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by delivering written notice to the Clerk of the Company at any time before it is exercised or by delivering a later executed proxy to the Clerk of the Company at any time before the original proxy is exercised.

        Each of the persons named as proxies in the proxy is a director and officer of the Company. All properly executed proxies returned in time to be cast at the Meeting will be voted. With respect to the election of a Board of Directors, any shareholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing the name of such individual or group of individuals in the space provided on the proxy. In addition to the election of directors, the shareholders will consider and vote upon proposals to: (i) fix the number of directors at seven; and (ii) ratify the appointment of the Company's independent auditors. Where a choice has been specified on the enclosed proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the shareholder's specifications contained therein. In the absence of specifications, the shares represented by the enclosed proxy will be voted FOR fixing the number of directors at seven; FOR the seven nominees for director named in this proxy statement; FOR the ratification of the appointment of the Company's independent auditors; and according to the discretion of the proxies on any other matters to properly come before the Meeting.

        The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum at the Meeting. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at the Meeting. All other matters being submitted to shareholders require the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Meeting. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-vote" shares are not so included.

        The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

        An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 2004, is being distributed together with this proxy statement to all shareholders entitled to vote. This proxy statement and the accompanying proxy are intended to be distributed to shareholders on or about April 27, 2005.

MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

        Unless otherwise noted, the following table sets forth as of March 11, 2005, certain information regarding beneficial ownership of the Company's Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the outstanding shares of Common Stock of the Company outstanding at such date, (ii) by each director or nominee for director of the Company, (iii) by each executive officer named in the Summary Compensation Table in this proxy statement, and (iv) by all directors, nominees for director and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock Outstanding(2)

Rodger B. Dowdell, Jr.(3) 132 Fairgrounds Road West Kingston, RI 02892	13,954,826	7.1%
Neil E. Rasmussen(4)	8,172,246	4.2%
Emanuel E. Landsman(5)	1,574,036	*
James D. Gerson(6)(7)	667,141	*
Ervin F. Lyon(7)(8)	729,145	*
John G. Kassakian(7)(9)	29,162	*
John F. Keane, Sr.(7)(10)	26,662	*
Ellen B. Richstone(7)	5,665	*
Edward W. Machala(11)(12)	758,686	*
Donald M. Muir(12)(13)	71,171	*
Edward D. Bednarcik(12)(14)	344,295	*
All directors and executive officers as a group (12 persons)(15)	26,709,189	13.6%
Barrow, Hanley, Mewhinney & Strauss, Inc.(16) 3232 McKinney Avenue, 15th Floor Dallas, Texas 75204	11,607,262	5.9%

*
Less than 1.0%

(1)
Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares listed.

(2)
The number of shares of Common Stock deemed outstanding on March 11, 2005 includes (i) 192,728,905 shares outstanding on such date and (ii) all stock options that are currently exercisable or will become exercisable within 60 days thereafter by the persons or group in question.

(3)
Includes 1,255,300 shares of Common Stock issuable to Mr. Dowdell pursuant to options which may be exercised within the next 60 days; and 775,501 shares of Common Stock held by Mr. Dowdell under the American Power Conversion Corporation Consolidated 401(k) Plan ("401(k) Plan").

(4)
Includes 466,000 shares of Common Stock issuable to Mr. Rasmussen pursuant to options which may be exercised within the next 60 days; and 610,002 shares of Common Stock held by Mr. Rasmussen under the Company's 401(k) Plan. Does not include 248,032 shares held by the Neil and Anna Rasmussen Foundation, a charitable trust. Mr. Rasmussen disclaims beneficial ownership of the shares held by such trust.

(5)
Includes 75,650 shares of Common Stock issuable to Dr. Landsman pursuant to options which may be exercised within the next 60 days; and 256,480 shares of Common Stock held by Dr. Landsman under the Company's 401(k) Plan.

(6)
Includes 102,500 shares of Common Stock issuable to Mr. Gerson pursuant to options which may be exercised within the next 60 days. Does not include 4,000 shares held by Mr. Gerson's wife for the benefit of his child. Mr. Gerson disclaims beneficial ownership of the shares held by his wife for the benefit of his child.

(7)
Includes 5,665 restricted stock units, which vest in four equal installments on June 30, 2005 and each successive June 30. The named director possesses no voting or investment power with respect to the restricted stock units.

(8)
Includes 102,500 shares of Common Stock issuable to Dr. Lyon pursuant to options which may be exercised within the next 60 days. Does not include 76,984 shares held by a trust for the benefit of Dr. Lyon's daughter. Dr. Lyon disclaims beneficial ownership of the shares held by such trust.

(9)
Includes 20,997 shares of Common Stock issuable to Dr. Kassakian pursuant to options which may be exercised within the next 60 days.

(10)
Includes 20,997 shares of Common Stock issuable to Mr. Keane pursuant to options which may be exercised within the next 60 days.

(11)
Includes 611,396 shares of Common Stock issuable to Mr. Machala pursuant to options which may be exercised within the next 60 days; and 96,890 shares of Common Stock held by Mr. Machala under the Company's 401(k) Plan.

(12)
Includes 50,000 restricted stock units, which vest in four equal installments on June 30, 2005 and each successive June 30. The named executive officer possesses no voting or investment power with respect to the restricted stock units.

(13)
Includes 14,000 shares of Common Stock issuable to Mr. Muir pursuant to options which may be exercised within the next 60 days; 7,169 shares of Common Stock held by Mr. Muir under the Company's 401(k) Plan; and 2 shares held by Mr. Muir in the Company's Employee Stock Purchase Program.

(14)
Includes 281,250 shares of Common Stock issuable to Mr. Bednarcik pursuant to options which may be exercised within the next 60 days; 3,093 shares held by Mr. Bednarcik under the Company's 401(k) Plan; and 9,952 shares held by Mr. Bednarcik in the Company's Employee Stock Purchase Program.

(15)
Includes 3,260,327 shares issuable to the directors and executive officers of the Company pursuant to options which may be exercised within the next 60 days; 1,765,553 shares held by the executive officers of the Company under the Company's 401(k) Plan; 9,954 shares held in the Company's Employee Stock Purchase Program; and 228,325 restricted stock units. Also see footnotes (3) through (14).

(16)
Barrow, Hanley, Mewhinney & Strauss, Inc. ("Barrow") filed a Schedule 13G with the Securities and Exchange Commission on February 8, 2005. This Schedule 13G reported that Barrow, an investment advisor, had sole voting power over 5,617,750 shares, shared voting power over 5,989,512 shares and sole dispositive power over 11,607,262 shares.

ITEMS NOs. 1 & 2: NUMBER AND ELECTION OF DIRECTORS

        At the Meeting, the shareholders will vote on fixing the number of directors at seven and electing the entire Board of Directors. The directors of the Company are elected annually and hold office until the next annual meeting of shareholders and until their successors shall have been chosen and qualified.

        Shares represented by all proxies received by the Board of Directors and not so marked as to oppose or abstain from voting on fixing the number of directors will be voted for fixing the number of directors for the ensuing year at seven.

        Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director or for all directors will be voted (unless one or more nominees is unable or unwilling to serve) for the election of the nominees named in the table below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number. All of the nominees are currently directors of the Company and were elected at the Annual Meeting of Shareholders held in June 2004. The following table sets forth the year each nominee first became a director of the Company, each nominee's age, and the positions each nominee currently holds with the Company.

Nominee	Director Since	Age	Position(s) Held with Company

Rodger B. Dowdell, Jr.	1985	55	Chairman of the Board of Directors, President and Chief Executive Officer
Neil E. Rasmussen	1981	50	Director, Senior Vice President and Chief Technical Officer
Ervin F. Lyon(1)(2)(3)	1981	69	Director
James D. Gerson(1)(2)(3)	1988	61	Director
John G. Kassakian(1)(3)	2001	62	Director
John F. Keane, Sr.(2)(3)	2001	73	Director
Ellen B. Richstone(2)	2004	53	Director

(1)
Member, Compensation and Stock Option Committee

(2)
Member, Audit Committee

(3)
Member, Corporate Governance and Nominating Committee

        The By-laws of the Company provide that each director is elected to hold office until the next annual meeting of shareholders, and until his successor is chosen and qualified. The officers of the Company are elected annually at the first meeting of the Board of Directors following the annual meeting of shareholders and hold office until their respective successors are chosen and qualified.

        Rodger B. Dowdell, Jr. has been President and a Director since August 1985 and Chairman of the Board of Directors since June 1988. From January to August 1985, Mr. Dowdell worked for the Company as a consultant, developing a marketing and production strategy for uninterruptible power supply products. From 1978 to December 1984, he was President of Independent Energy, Inc., a manufacturer of electronic temperature controls.

        Neil E. Rasmussen has been a Director of the Company since its inception and Chief Technical Officer of the Company since May 1998. Mr. Rasmussen was Vice President of the Company from its inception until June 2001, at which time he became Senior Vice President. From 1979 to 1981, Mr. Rasmussen worked in the Energy Systems Engineering Group at MIT's Lincoln Laboratory.

        Ervin F. Lyon has been a Director of the Company since its inception. Mr. Lyon has been a private investor since March 1993. From September 1985 to March 1993, Dr. Lyon worked for MIT's Lincoln Laboratory, from which he retired in March 1993. From the inception of the Company through August 1985, Dr. Lyon was President of the Company and from inception of the Company through June 1988, Dr. Lyon was Chairman of the Board of Directors of the Company. From 1977 to 1981, Dr. Lyon was a member of the technical staff at MIT's Lincoln Laboratory.

        James D. Gerson has been a Director of the Company since August 1988. Mr. Gerson has been a private investor since April 2003 and previously was a Vice President of Fahnestock & Co. (currently Oppenheimer & Co.) for more than five years. Mr. Gerson is also a member of the Board of Directors of Fuel Cell Energy, Inc.

        John G. Kassakian has been a Director of the Company since June 2001. Dr. Kassakian has been Professor of Electrical Engineering at MIT since 1973 and is Director of the MIT Laboratory for Electromagnetic and Electronic Systems. Dr. Kassakian is also a member of the Board of Directors of Ault, Inc.

        John F. Keane, Sr. has been a Director of the Company since June 2001. Mr. Keane is Chairman of Keane, Inc., a software application development, outsourcing and integration services firm, which he founded in 1965. Mr. Keane previously served as President and Chief Executive Officer of Keane, Inc.

        Ellen B. Richstone has been a Director of the Company since February 2004. Ms. Richstone has been Chief Financial Officer of Sonus Networks, Inc., a leading provider of voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers, since January 2005. From December 2002 until December 2004, Ms. Richstone was President and Chief Executive Officer of Entrepreneurial Resources Group, a professional services firm that provides corporate operational and financial solutions. From November 1998 until November 2002, Ms. Richstone was Senior Vice President, Finance and Administration, and Chief Financial Officer of Brooks Automation, a manufacturer of automation hardware and software for the semiconductor industry. Ms. Richstone has also served as chief financial officer at Augat, Inc., Rohr Aerospace, and Honeywell Bull.

        There are no family relationships between directors and executive officers of the Company, except that Mr. Dowdell is the uncle of Aaron L. Davis, Vice President, Marketing Communications.

THE BOARD OF DIRECTORS BELIEVES THAT FIXING THE NUMBER OF DIRECTORS AT SEVEN AND ELECTING ALL OF THE NOMINEES AS DIRECTORS IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR THESE PROPOSALS.

CORPORATE GOVERNANCE

        The Company believes that good corporate governance and an environment of the highest ethical standards are essential for the Company to achieve business success and to create shareholder value. The Board of Directors is committed to high corporate governance standards and works tirelessly to continue to improve those standards.

        The Company maintains a corporate governance page on its website which contains complete information about its corporate governance initiatives. The corporate governance page may be found on the Company's web site at www.apc.com under the "Corporate Governance" link contained in the "Investors" section.

Corporate Governance Guidelines and Director Independence

        The Board of Directors has adopted a set of Corporate Governance Guidelines ("Governance Guidelines"), and the Board's Corporate Governance and Nominating Committee is responsible for overseeing the Governance Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The Guidelines are posted on APC's web site at www.apc.com under the "Corporate Governance" link contained in the "Investors" section.

        The Company's Governance Guidelines require the Board of Directors to nominate candidates for the Board so that, if elected, a majority of directors will be "independent directors" and, if sufficient directors are elected, the Board will only appoint "independent directors" to serve on the committees of the Board. For purposes of the

Governance Guidelines, "independent director" means a director who (i) is not or has not within the prior five years been an employee of the Company or of any of its subsidiaries, (ii) has not, nor has a Family Member (as defined below), accepted from the Company or any of its subsidiaries more than $60,000 during the current or previous three fiscal years, other than the following: compensation for board or board committee service; payments arising solely from investments in the Company's securities; compensation paid to a Family Member who is a non-executive employee of the Company or any of its subsidiaries; benefits under a tax-qualified retirement plan, or non-discretionary compensation; or loans permitted under Section 13(k) of the Securities Exchange Act of 1934, (iii) is not a Family Member of an individual who is or was at any time during the past three years, employed by the Company or by any subsidiary as an executive officer, (iv) is not, nor has a Family Member that is, a partner, controlling shareholder or executive officer of any business organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following (x) payments arising solely from investments in the Company's securities or (y) payments under non-discretionary charitable contribution matching programs, (v) is not, nor has a Family Member who has been, employed as an executive officer of another entity where at any time during the past three years any of the Company's executive officers serve on the compensation committee of such other entity or (vi) is not, nor has a Family Member who is, a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit at time during the past three years. For purposes of the Governance Guidelines, "Family Member" shall mean a person's spouse, parents, children and siblings, whether by blood, marriage, or adoption, or anyone residing in such person's home.

        The definition of "independent director" contained in the Governance Guidelines is more stringent than the definition of "independent director" contained in the listing requirements of The Nasdaq Stock Market® (the "Nasdaq Rules") in that the time horizon for the disqualifying independence event related to employment by the Company in the Governance Guidelines is five years while the Nasdaq Rules require only three years.

        Each of the current Directors of the Company, with the exception of Messrs. Dowdell, Landsman and Rasmussen who are also current employees of the Company, are independent directors under the Nasdaq Rules. As required by the Nasdaq Rules, the Board of Directors has made a determination as to each such independent director that no relationship exists which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Meetings of the Board of Directors and Committees

        Board of Directors.    The Board of Directors of the Company met eight times and took action by unanimous written consent one time during the fiscal year ended December 31, 2004. The Board of Directors of the Company currently consists of eight Directors. Dr. Landsman, a current Director of the Company, has notified the Board of Directors that he does not intend to stand for re-election when his term expires at the 2005 Annual Meeting of Shareholders. Dr. Landsman has not notified the Board of Directors of any disagreement with the Board of Directors or management regarding the Company's operations, policies or practices. The Board of Directors meets throughout the year on a regular schedule and also holds special meetings and acts by written consent from time to time as appropriate. The Board of Directors currently has, and appoints the members of, three standing committees: Audit; Compensation and Stock Option; and Corporate Governance and Nominating.

        Audit Committee.    The Company's Audit Committee met twelve times during the fiscal year ended December 31, 2004. The Audit Committee is comprised of Mr. Gerson, its Chair, Mr. Keane, Dr. Lyon and Ms. Richstone. The Audit Committee oversees the accounting, tax and financial functions of the Company, and the audits of the financial statements of the Company. The Audit Committee assists the Board of Directors in fulfilling its responsibilities by reviewing with the Company's independent auditors the scope and timing of their audit services and any other services the independent auditors are asked to perform and the independent auditor's report on the Company's consolidated financial statements following completion of their audit. The Audit Committee also (i) oversees the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by the Company, (ii) serves as the Qualified Legal Compliance Committee of the Company in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission ("SEC") thereunder, (iii) recommends, establishes and monitors procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (iv) engages advisors as necessary, (v) monitors the performance of the Company's internal auditing function, and (vi) determines the funding from the Company that is necessary or appropriate to carry out the Audit Committee's duties.

        The Audit Committee operates under a written charter which is posted on the Company's web site at www.apc.com under the "Corporate Governance" link contained in the "Investors" section. Each of the members of the Audit Committee is an "independent director" as defined in the Governance Guidelines and the Nasdaq Rules. The Audit Committee includes at least one member who has been determined by the Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules. Ellen B. Richstone is the independent director who has been determined to be an audit committee financial expert. Shareholders should understand that this designation is a disclosure requirement of the SEC related to Ms. Richstone's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Ms. Richstone any duties, obligations or liabilities that are greater than are generally imposed on her as a member of the Audit Committee and Board of Directors, and her designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or Board of Directors.

        Compensation and Stock Option Committee.    The Company's Compensation and Stock Option Committee met eleven times during the fiscal year ended December 31, 2004. The Compensation and Stock Option Committee is comprised of Dr. Kassakian, its Chair, Dr. Lyon and Mr. Gerson. The Compensation and Stock Option Committee makes recommendations to the Board of Directors regarding the compensation of directors of the Company, determines the compensation of officers and other key members of management, and is responsible for the administration of the Company's 1987 Stock Option Plan, 1993 Non-Employee Director Stock Option Plan, Amended and Restated 1997 Stock Option Plan ("1997 Stock Option Plan"), 1997 Non-Employee Director Stock Option Plan, 2004 Long-Term Incentive Plan and 1997 Employee Stock Purchase Plan.

        The Compensation and Stock Option Committee operates under a written charter which is posted on the Company's web site at www.apc.com under the "Corporate Governance" link contained in the "Investors" section. Each of the members of the Committee is an "independent director" as defined in the Governance Guidelines and the Nasdaq Rules.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee met six times during the fiscal year ended December 31, 2004. The Committee is comprised of Mr. Keane, its Chair, Mr. Gerson, Dr. Kassakian and Dr. Lyon. The Corporate Governance and Nominating Committee is responsible for (i) reviewing and making recommendations to the Board of Directors regarding the composition and structure of the Board of Directors and its committees; (ii) establishing criteria for membership on the Board of Directors and evaluating corporate policies relating to the recruitment of members of the Board of Directors; and (iii) establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to ensure the Board of Directors' compliance with its fiduciary duties to the Company and its shareholders. The Corporate Governance and Nominating Committee will consider nominations for directors from shareholders delivered pursuant to the Policy Governing Director Nominations which is discussed in more detail below in the section entitled Selection of Director Nominees.

        The Corporate Governance and Nominating Committee operates under a written charter which is posted on the Company's web site at www.apc.com under the "Corporate Governance" link contained in the "Investors" section. Each of the members of the Committee is an "independent director" as defined in the Governance Guidelines and the Nasdaq Rules.

Meetings of Independent Directors

        The Governance Guidelines, which were adopted by the Board of Directors in February 2004, require that the independent directors meet regularly without members of management present.

Director Attendance at Board and Committee Meetings

        During the fiscal year ended December 31, 2004, each director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director served.

Attendance at Annual Meeting of Shareholders

        The Board of Directors has adopted a policy strongly encouraging each Director to make every reasonable effort to attend Annual Meetings of Shareholders. All of the then serving directors attended the 2004 Annual Meeting of Shareholders.

Code of Ethics

        The Company has adopted a Code of Ethics and Business Conduct (the "Code") that applies to all employees, officers (including our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions) and directors, and has posted the Code on its web site at www.apc.com under the "Corporate Governance" link contained in the "Investors" section. The Code meets the requirements of regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Company requires all employees to adhere to the Code in addressing the legal and ethical issues encountered in conducting their work. The Code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company's best interest. In support of the Code, the Company has provided its employees with multiple avenues for the reporting of violations of the Code and other similar concerns, including an anonymous telephone and Web-based hotline. The Company intends to disclose future amendments to the Code, and waivers granted to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions, by posting such information on its web site at www.apc.com and as required by the SEC, Nasdaq or any governmental or regulatory body exercising authority over the Company.

Shareholder Communications with the Board of Directors

        The Corporate Governance and Nominating Committee has established a procedure for shareholders to communicate with the Board of Directors. Communications should be in writing, addressed to American Power Conversion Corporation, 132 Fairgrounds Road, West Kingston, Rhode Island 02892, and marked to the attention of (i) the Chairman of the Board of Directors if the communication is intended for the Board of Directors as a whole, or (ii) the individual director, c/o General Counsel, if the communication is intended for an individual director. Copies of all communications so addressed will be forwarded to the appropriate directors for their review. For more information regarding shareholder-Board communications please see the Governance Guidelines posted on APC's web site at www.apc.com under the "Corporate Governance" link contained in the "Investors" section.

Selection of Director Nominees

        The Corporate Governance and Nominating Committee will consider candidates for membership on the Board of Directors who are recommended by shareholders. Shareholders may recommend any person for consideration as a nominee for director by mailing a written recommendation to American Power Conversion Corporation, 132 Fairgrounds Road, West Kingston, Rhode Island 02892, Attn: Corporate Governance and Nominating Committee, c/o General Counsel. Recommendations must include the name of the shareholder making the recommendation, the name of the candidate and a written statement from the shareholder making the recommendation stating why the candidate would be able to fulfill the duties of a director and any other information that is required to be disclosed under applicable rules and regulations of the SEC. Recommendations must be received no later than the 120th calendar day before the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting. The Company's Policy Governing Director

Nominations is posted on the Company's web site at www.apc.com under the "Corporate Governance" link contained in the "Investors" section.

        The Board of Directors believes that its directors should have the highest personal integrity and ideally reflect a mix of experience and other qualifications. In order to identify candidates for director nomination, the Corporate Governance and Nominating Committee may consult management, search firms and other advisors and may use such other methods as it deems appropriate. Once a candidate has been identified, the Committee will evaluate the candidate against a number of qualifications set forth in the Policy Governing Director Nominations, including independence, expertise, judgment, leadership ability, integrity and character, expertise in the industry, diversity of viewpoint, background or experiences, and, for incumbent directors, past performance. The Committee may then recommend a candidate for the Board's selection as a director nominee. The committee will not evaluate candidates nominated by shareholders differently than candidates nominated by others.

Director Emeritus

        The Board of Directors has appointed Emanuel E. Landsman a Director Emeritus of the Company, effective as of the close of the 2005 Annual Meeting of Shareholders. Dr. Landsman is a current director of the Company. He has notified the Board of Directors that he does not intend to stand for re-election upon the expiration of his current term as a director of the Company at the 2005 Annual Meeting of Shareholders. A director emeritus of the Company (i) serves at the pleasure of the Board of Directors, (ii) may attend meetings of the Board of Directors but may not vote, (iii) may be invited to attend meetings of the committees of the Board of Directors but may not vote, and (iv) receives no compensation other than reimbursement of travel expenses incurred in connection with attendance at meetings. Dr. Landsman has been Vice President and a Director of the Company since its inception. Dr. Landsman was Clerk of the Company from inception until June 2001. From 1966 to 1981, Dr. Landsman worked at the Massachusetts Institute of Technology's Lincoln Laboratory, where he was in the Space Communications Group from 1966 to 1977 and the Energy Systems Engineering Group from 1977 to 1981.

Compensation of Directors

        The compensation structure for non-employee directors was revised in 2004 in consultation with an independent compensation consultant. Under the revised structure, effective in September 2004, as compensation for serving on the Board of Directors each non-employee director receives cash compensation of (i) an annual retainer of $25,000 per year, paid quarterly, (ii) $2,000 fee for attendance at an in-person meeting of the Board of Directors, (iii) $1,000 fee for attendance at a telephonic meeting of the Board of Directors, (iv) $1,500 fee for attendance at an in-person meeting of a committee of the Board of Directors, and (v) $750 fee for attendance at a telephonic meeting of a committee of the Board of Directors. No meeting fee is paid for attendance at a committee meeting that is held on the same day as a meeting of the Board of Directors. The Chair of the Audit Committee is paid an annual retainer of $10,000, and the Chairs of the other committees are paid an annual retainer of $5,000, all of which retainers are paid quarterly. Non-employee directors are also reimbursed for reasonable expenses incurred in connection with attending meetings. Non-employee directors are also to be automatically awarded 4,000 restricted stock units, or the equivalent, on June 30 of each year.

        On February 12, 1997, the Board of Directors of the Company adopted the 1997 Non-Employee Director Stock Option Plan (the "1997 Director Plan"), subject to approval by the Company's shareholders, which approval was granted on April 21, 1997. The 1997 Director Plan authorized the grant on April 21, 1997 and, subject to availability of shares under the 1997 Director Plan, each February 12th thereafter, of an option to purchase 20,000 shares of Common Stock to each member of the Company's Board of Directors who is neither an employee nor officer of the Company. Since adequate shares were not available for grant under the 1997 Director Plan, no options were granted to non-employee directors in February 2004. The Board of Directors does not currently intend to grant options to purchase any of the shares remaining available for issuance under the 1997 Director Plan.

        On April 8, 2004, the Board of Directors of the Company adopted the 2004 Long-Term Incentive Plan (the "LTI Plan"), subject to approval of the Company's shareholders, which approval was granted on June 10, 2004. The LTI Plan replaced the 1997 Stock Option Plan and 1997 Non-Employee Director Stock Option Plan as the primary vehicle to provide long-term, equity-based incentive compensation to the Company's employees and non-employee directors. In connection with the implementation of the new non-employee director compensation structure in 2004, commencing in 2005, the Board of Directors of the Company authorized the automatic annual award under the LTI Plan of 4,000 restricted stock units, or the equivalent, on June 30 of each year to each non-employee director then serving. In recognition of the fact that no equity-based compensation was awarded to non-employee directors in February 2004 under the 1997 Director Plan, the Board of Directors of the Company also approved, effective as of October 25, 2004, the award of 5,665 restricted stock units to non-employee directors, which represents an approximately 16 month pro-rated award for the service period from February 12, 2004 until June 30, 2005. All of the restricted stock unit awards made to non-employee directors in 2004 vest in four equal installments on June 30, 2005 and each successive June 30. The automatic annual awards of 4,000 restricted stock units will also vest in four equal annual installments.

EXECUTIVE COMPENSATION

        The following table sets forth the annual and long-term compensation paid for services in all capacities to the Company for the fiscal years ended December 31, 2004, 2003 and 2002, of those persons who were at December 31, 2004 (i) the chief executive officer and (ii) the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

Summary Compensation Table

	Annual Compensation			Long-Term Compensation(1)
Name and Principal Position	Year	Salary	Bonus(2)	Restricted Stock Unit Awards(3)	Securities Underlying Options(#)	All Other Compensation(4)

Rodger B. Dowdell, Jr. Chairman of the Board of Directors, President & Chief Executive Officer	2004 2003 2002	$747,692 687,750 650,384	$345,808 349,907 318,038	— — —	— — —	$ 9,225 9,370 12,753
Neil E. Rasmussen Senior Vice President, Chief Technical Officer & Director	2004 2003 2002	311,231 285,276 313,076	143,944 145,776 153,094	— — —	— — —	— 589 3,360
Edward W. Machala Senior Vice President, Operations & Chief Operations Officer	2004 2003 2002	467,308 425,596 401,730	216,130 217,480 196,446	$812,500 — —	— — 152,000	— 308 3,499
Donald M. Muir Senior Vice President, Finance & Administration, & Chief Financial Officer	2004 2003 2002	311,538 300,000 298,423	144,087 153,300 145,928	812,500 — —	— — 112,000	9,225 9,000 11,146
Edward D. Bednarcik Vice President, Global Sales	2004 2003 2002	311,538 267,600 246,781	144,087 136,744 120,676	812,500 — —	— — 94,000	9,225 9,000 8,500

(1)
Represents the value of restricted stock units or the number of stock options granted during the fiscal years ended December 31, 2004, 2003 or 2002. The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the fiscal years ended December 31, 2004, 2003 or 2002.

(2)
Includes bonus payments earned by the Named Executive Officers in the years indicated, for services rendered in such years, which were paid in subsequent years.

(3)
This column shows the market value of restricted stock unit awards based on the closing price for the Company's common stock on October 25, 2004, the date of award. As of December 31, 2004, Messrs. Machala, Muir and Bednarcik each held 50,000 restricted stock units having a value of $1,070,000, based on the closing price for the Company's common stock on that date. Unvested restricted stock unit awards earn dividend equivalents at the same rate as the dividends paid to stockholders.

(4)
Includes premiums on disability insurance policies for the Named Executive Officers and/or contributions by the Company to the Named Executive Officer's account pursuant to the Company's 401(k) Plan. The Company also provides the Named Executive Officers with certain group life, health and other non-cash benefits generally available to all salaried employees, which are not included in this column pursuant to SEC rules.

Option Grants in the Last Fiscal Year

        The Company did not grant any stock options or stock appreciation rights to the Named Executive Officers during the fiscal year ended December 31, 2004.

Option Exercises and Fiscal Year-End Values

        The following table sets forth information for the Named Executive Officers with respect to options to purchase the Company's Common Stock granted under the 1987 Stock Option Plan and the 1997 Stock Option Plan including (i) the number of shares purchased upon exercise of options in 2004, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at December 31, 2004 and (iv) the value of such unexercised options at December 31, 2004:

			Number of Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)
	Number of Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable

Rodger B. Dowdell, Jr.	—	—	1,255,300	—	$10,562,599	—
Neil E. Rasmussen	—	—	466,000	—	3,890,958	—
Edward W. Machala	—	—	592,396	76,000	5,061,458	$790,400
Donald M. Muir	73,000	$498,538	—	56,000	—	582,400
Edward D. Bednarcik	20,968	240,071	276,064	47,000	2,212,783	488,800

(1)
Value is based on the difference between the option exercise price and $21.40, the closing price as quoted on The Nasdaq Stock Market on the last trading day of the fiscal year, multiplied by the number of shares underlying the option.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2004 with respect to shares of the Company's common stock that may be issued under existing equity compensation plans.

	A	B	C
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column(A))

Equity compensation plans approved by security holders(1)	15,080,522(2)(3)	$15.04(3)	11,323,168(4)
Equity compensation plans not approved by security holders	—	—	—
Total	15,080,522	$15.04	11,323,168

(1)
Consists of the Company's 1987 Stock Option Plan, 1993 Non-Employee Director Stock Option Plan, 1997 Stock Option Plan, 1997 Non-Employee Director Stock Option Plan and 2004 Long-Term Incentive Plan (which was approved by shareholders at the 2004 Annual Meeting of Shareholders).

(2)
Excludes purchase rights accruing under the Company's 1997 Employee Stock Purchase Plan ("ESPP"), which has a shareholder-approved reserve of 2,000,000 shares. Under the ESPP, each eligible employee may purchase up to 3,000 shares of Common Stock at semi-annual intervals on the first business day of each May and November at a purchase price per share equal to 85% of the lower of the closing selling price per share on either (i) the first business day of the preceding six-month period or (ii) the last business day of the preceding six-month period.

(3)
Excludes 951,825 restricted stock units awarded under the 2004 Long-Term Incentive Plan.

(4)
Includes (i) 40,000 shares available for issuance under the 1997 Non-Employee Director Stock Option Plan, (ii) 1,021,836 shares available for issuance under the ESPP, and (iii) 10,261,332 shares currently available for issuance under the 2004 Long-Term Incentive Plan. The aggregate number of shares of the Company's common stock that will be available for issuance under the 2004 Long-Term Incentive Plan is equal to (i) 11,724,804 shares, representing the number of shares that remained available for issuance under the 1997 Stock Option Plan as of June 10, 2004, the date of the 2004 Annual Meeting of Shareholders (the "Effective Date"), plus (ii) such number of shares of Common Stock underlying outstanding awards under the 1997 Stock Option Plan that, after the Effective Date, expire or terminate without being exercised, provided that no more than an aggregate of 15,000,000 shares of Common Stock may be issued under the 2004 Long-Term Incentive Plan.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

        The Company's executive officer compensation policy is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee is comprised of three of the Company's independent, non-employee directors. Pursuant to the authority delegated by the Board of Directors, the Compensation Committee establishes the compensation of senior management, including executive officers, non-executive officers and other key leaders of the Company.

Executive Compensation Philosophy

        The Company's executive compensation philosophy is based upon the belief that competitive compensation is essential to attract, motivate and retain highly qualified and effective leaders. The Company provides the leadership team with a total compensation opportunity that matches competitive standards for commensurate performance. The executive compensation policy includes various components of compensation that are intended to align management behaviors and priorities directly with the Company's strategic objectives and to encourage management to act in the best long-term interests of the Company and its shareholders.

        The fundamental objectives of the Company's executive compensation policy are to:

  •
  enhance profitability of the Company and shareholder value;

  •
  align compensation with the Company's annual and long-term performance goals;

  •
  reward above-average long-term corporate performance;

  •
  emphasize team achievement and an ownership culture;

  •
  reinforce individual growth in leadership capabilities and contribution over an individual's career; and

  •
  encourage long-term retention.

Executive Officer Compensation Components

        The three major components of the Company's executive officer compensation are base salary, annual cash bonus and periodic long-term equity-based incentive awards.

        During 2004, the Compensation Committee, with advice and assistance from an independent compensation consultant, devoted extensive attention to the Company's executive officer compensation practices, resulting in certain changes to prior practices. One of the primary achievements resulting from these efforts was the approval by the Company's shareholders at the 2004 Annual Meeting of Shareholders of the 2004 Long-Term Incentive Plan (the "LTI Plan"), which provides the Company with the flexibility to utilize a variety of long-term equity-based compensation vehicles. The Compensation Committee also revised in 2004 the annual cash bonus formula applicable to executive officers.

Base Salary

        The Compensation Committee periodically reviews the base salaries of the Company's executive officers. In setting executive officer base salaries, the Compensation Committee performs a competitive market assessment by considering compensation for comparable positions in an industry peer group of companies. Most of the peer group companies are engaged in the manufacture and sale of computer hardware, peripherals and components, and are industry peers, competitors, and those successful organizations that the Company wishes to emulate. The Company's policy generally is to target base salary levels for executive officers at the 50th percentile of executives at peer group companies. The Compensation Committee also considers a number of qualitative factors including the nature and responsibility of the position, the experience, skills, performance and leadership capability of the executive, and recommendations of the Chief Executive Officer (except with respect to his compensation) and the Company's Human Resources Department.

        In December 2004, the Compensation Committee reviewed the base salaries of the executive officers, non-executive officers and other key leaders of the Company. As a result of such review and evaluation, the base salary of certain executive officers, including the company's Chief Executive Officer, was increased effective as of January 1, 2005.

Annual Cash Bonus

        The purpose of the annual cash bonus is to promote world-class performance and to recognize and reward the contribution of all executives in achieving or exceeding the Company's established goals and objectives. In connection with the Compensation Committee's 2004 review of the Company's compensation practices, and in order to ensure that the entire organization is aligned and focused on the same goals, the 2004 executive officer annual cash bonus formula was restructured so that executive officer bonuses for 2004 and beyond would be calculated based on the same criteria used to determine the quarterly bonus (which is expressed as a percentage of quarterly salary) under the operating-profit driven incentive bonus plan ("IBP") for non-executive employees of the Company. The 2004 executive officer annual cash bonus provided for an annual payment based on a formula that (i) utilizes the weighted average of (a) customer satisfaction, which represents 30% of the formula, and (b) the Company's actual quarterly revenues as a percentage of target quarterly revenues, which represents 70% of the formula, and (ii) then applies a multiple of the annualized IBP. Applying the formula to results, bonuses were paid in March 2005 to each of the executive officers of the Company at the rate of approximately 46% of 2004 annual base salary. The Summary Compensation Table in this proxy statement includes the bonuses paid to the named executive officers for 2004.

Long-Term Equity-Based Incentive Compensation

        The goal of the Company's long-term, equity-based incentive compensation awards is to (i) align executive interests with shareholder interests, (ii) help retain key executives in a competitive market for executive talent, and (iii) provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. It is the creation of an ownership culture that is seminal to the Company's long-term equity-based incentive compensation philosophy.

        At the 2004 Annual Meeting of Shareholders, the LTI Plan was approved by Shareholders. The LTI Plan, administered by the Compensation Committee, is the vehicle for the granting of equity-based incentive compensation to the Company's employees. Unlike the 1997 Stock Option Plan, the Company's former vehicle for equity-based compensation, the LTI Plan gives the Compensation Committee the ability to utilize various equity vehicles, including stock options, restricted stock or restricted stock units, performance restricted stock or performance restricted stock units, as deemed appropriate. Although the Company has historically utilized stock options as its sole form of equity compensation, adoption of the LTI Plan provides the Compensation Committee with the flexibility to use other forms of equity compensation as necessary to continue to attract, retain and motivate employees at all levels. During 2004, the Compensation Committee made a determination to utilize restricted stock units, in place of stock options, as the primary equity compensation vehicle for executive officers and awarded restricted stock units to certain executive officers of the Company. The restricted stock unit awards entitle the executive to receive one share of the Company's common stock per restricted stock unit, without the payment by the recipient of any consideration to the Company. The restricted stock unit awards will vest, and the underlying common stock will concurrently issue, ratably over four years, whereby one-fourth of the shares will vest on each of June 30, 2005, June 30, 2006, June 30, 2007 and June 30, 2008. Restricted stock unit awards are subject to forfeiture of the unvested portion if the executive's service relationship with the Company terminates.

        The Company's Chief Executive Officer, Mr. Dowdell, and the Company's Senior Vice President and Chief Technology Officer, Mr. Rasmussen, did not receive an award of restricted stock units, or any other equity-based compensation, because the Compensation Committee determined that Messrs. Dowdell and Rasmussen already embodied the ownership culture philosophy due to their existing equity ownership positions in the Company.

Benefits

        The Compensation Committee believes that the Company must offer a competitive benefits program to attract and retain key executives. During 2004, the Company provided medical and other benefits to our executives that are generally available to other employees.

Chief Executive Officer Compensation

        The Compensation Committee utilized the same philosophy, objectives and principles described above in determining the compensation for Mr. Dowdell, the Company's Chief Executive Officer.

        The Chief Executive Officer's employment agreement generally provides that his cash compensation shall be in accordance with standards for chief executive officers of similar size electronics companies. In connection with a review of Mr. Dowdell's base salary, and in light of the fact that he was not awarded any equity-based compensation in 2004, the compensation Committee increased Mr. Dowdell's salary from $720,000 for calendar year 2004 to $900,000, effective as of January 1, 2005. The Compensation Committee considered the increase in Mr. Dowdell's base salary appropriate due to his leadership of our long-term growth strategy and his contributions to our achievement of solid 2004 financial results in a challenging economic environment. Under the Company's annual cash bonus policy, Mr. Dowdell also received a bonus of $345,808 for his services in 2004. As mentioned in Long-Term Equity-Based Incentive Compensation above, no equity compensation was awarded to Mr. Dowdell in 2004.

Tax Considerations

        In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to the Named Executive Officers in any fiscal year. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee's present intention, so long as it is consistent with the overall executive officer compensation philosophy and objectives, to structure executive compensation to minimize the application of the deduction limitations of Section 162(m) of the Code. However, the Compensation Committee believes that it is important to retain maximum flexibility in designing compensation programs that meet the Company's executive officer compensation philosophy and objectives and does not limit compensation to those types of compensation that will be deductible under Section 162(m) of the Code.

        This report has been submitted by the members of the Compensation Committee.

John G. Kassakian, Chair
James D. Gerson
Ervin F. Lyon

Compensation Committee Interlocks and Insider Participation

        Dr. Kassakian, Mr. Gerson, and Dr. Lyon served as the members of the Compensation and Stock Option Committee during 2004. Prior to 1986, Dr. Lyon was an executive officer of the Company. No executive officer of the Company served as a member of the Compensation and Stock Option Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company. Nor did any executive officer of the Company serve as a director of another entity, one of whose executive officers serve on the Compensation and Stock Option Committee of the Company.

Certain Relationships and Related Transactions

        Since January 1, 2004, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer or holder of more than 5% of the common stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

EMPLOYMENT CONTRACT AND CHANGE-IN-CONTROL AGREEMENTS

        The Company has entered into an employment agreement with its Chief Executive Officer. The agreement is automatically renewed annually unless either party notifies the other 60 days prior to the renewal date. Pursuant to the agreement, the Company pays the Chief Executive Officer an annual salary and a bonus which are based on the salaries and bonuses paid to chief executive officers of electronics companies having approximately the same revenues as the Company. The Chief Executive Officer is obligated under the agreement not to compete with the Company while he is employed by the Company and for a period of one year thereafter. The Company does not have employment agreements with any other executive officers.

        The Company has also entered into separate Change-In-Control Severance Agreements with Rodger B. Dowdell, Jr., Neil E. Rasmussen, Edward W. Machala, Donald M. Muir and Edward D. Bednarcik which are designed to provide an incentive to each executive to remain with the Company leading up to and following a Change in Control. For purposes of the agreements, "Change in Control" means (i) the members of the Board of

Directors of the Company at the beginning of any consecutive 24-calendar month period ("Incumbent Directors") cease for any reason other than death to constitute at least a majority of the Board, provided that any director whose election, or nomination for election, was approved by at least a majority of the members of the Board then still in office who were members of the Board at the beginning of the 24-calendar month period shall be deemed to be an Incumbent Director; (ii) any consolidation or merger whereby the shareholders of the Company immediately prior to the consolidation or merger do not, immediately after the consolidation or merger, beneficially own shares representing 50% or more of the combined voting power of the securities of the corporation (or its ultimate parent corporation) issuing cash or securities in the consolidation or merger; (iii) any sale or other transfer of all or substantially all of the assets of the Company to another entity, other than an entity of which at least 50% of the combined voting power is owned by shareholders in substantially the same proportion as their ownership of the Company prior to the transaction, or (iv) any approval by the shareholders of the Company of a plan for liquidation or dissolution of the Company. Upon a Change in Control, all of the executive's unvested stock options and restricted stock units automatically vest and become immediately exercisable. In the event of a subsequent termination of the executive's employment for any reason, all of the executive's stock options become exercisable for the lesser of (i) the remaining applicable term of the particular stock option or (ii) three years from the date of termination. The provisions regarding acceleration of vesting upon a Change of Control and extension of the period of exercisability are subject to certain limitations applicable to "incentive stock options" contained in Section 422 of the Internal Revenue Code. If within two years following a Change in Control the executive's employment is terminated (i) by the Company other than for specified cause, death or disability, or (ii) by the executive for specified good reason, the executive shall be entitled to the following: (a) a multiple (the "Multiple") of the executive's annual base salary and the executive's bonus for the preceding year; (b) continued health, life and disability benefits for a period of years equal to the Multiple; (c) outplacement services for up to one year following termination; (d) up to $5,000 of financial planning services; and (e) accrued vacation pay. The Multiple for Messrs. Dowdell and Rasmussen is three and for Messrs. Machala, Muir and Bednarcik is two. If all or any portion of the benefits and payments provided to the executive would constitute an excess parachute payment within the meaning of Section 280G of the Internal Revenue Code resulting in the imposition on the executive of an excise tax, the payments and benefits will be "grossed-up" so as to place the executive in the same after-tax position as if no excise tax had been imposed.

ITEM NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has appointed KPMG LLP ("KPMG") to serve as independent auditors for the fiscal year ending December 31, 2005 and presents this selection to the shareholders for ratification. A representative of KPMG is expected to be at the Meeting and will be given the opportunity to make a statement if so desired and will be available to respond to appropriate questions from the shareholders.

        The Board of Directors has put this proposal before the shareholders because the Board believes that seeking shareholder ratification of the selection of the independent auditor is good corporate practice. If the appointment of KPMG is not ratified, the Audit Committee will first review the basis for the shareholder vote and the Company's relationship with KPMG and will then take such action as it deems necessary.

THE BOARD OF DIRECTORS BELIEVES THAT RATIFICATION OF THE SELECTION OF KPMG AS THE INDEPENDENT AUDITORS OF THE COMPANY IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

Audit Fees

        The following table presents the fees for professional audit services rendered by KPMG for the fiscal years ended December 31, 2004 and 2003.

	2004	2003
Audit Fees	$3,678,181	$1,759,449
Audit-Related Fees	48,179	56,000
Tax Fees	19,804	14,265
All Other Fees	0	6,398

Total	$3,746,164	$1,836,112

        In the above table, (i) "audit fees" comprise fees for professional services for the audit of the Company's consolidated financial statements included in the Form 10-K, review of financial statements included in the Form 10-Qs, and for services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements, and for 2004 includes newly required services in connection with audit of, and attestation of management's report on the effectiveness of, the Company's internal control over financial reporting; (ii) "audit-related fees" comprise fees that are reasonably related to the performance of the audit or review of the Company's financial statements, and for 2004 and 2003 included fees for the audit of employee benefit plans and for regulatory matters; (iii) "tax fees" comprise fees for tax compliance, planning and advice, and for 2004 and 2003 included international tax assistance; and (iv) "all other fees" comprise fees for services not include in any of the above three categories and for 2003 included fees principally for a benchmarking study and for foreign pension fund valuation and assistance services.

Pre-Approval of Independent Auditor Services

        The Audit Committee has adopted a policy requiring pre-approval of all audit and permissible non-audit services to be provided by the Company's independent auditor. These services may include audit services, audit-related services, tax services and other services which are not otherwise prohibited by SEC rules or regulations. The Chair of the Audit Committee or, in the event of the unavailability of the Chair, another member of the Committee, may pre-approve audit and permitted non-audit services that arise between Committee meetings, provided that the decision to pre-approve is reported to the Committee at the next scheduled Committee meeting. In 2004, the services outlined in the table above were pre-approved in accordance with the Company's pre-approval policy and the rules and regulations of the SEC.

Report of the Audit Committee

        Management has primary responsibility for the Company's financial reporting process, principles and internal controls as well as preparation of its consolidated financial statements. The Company's independent auditors, who are accountable to the Audit Committee, are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. The Audit Committee is responsible for ensuring that both management and the independent auditor effectively discharge their respective responsibilities.

        The Audit Committee of the Board of Directors is composed of four non-employee directors, each of whom meets the independence requirements of the Company's Governance Guidelines and the Nasdaq Rules. The Audit Committee operates under a written charter which is posted on the Company's web site at www.apc.com under the

"Corporate Governance" link contained in the "Investors" section. As more fully detailed in the Charter, the Audit Committee's primary responsibilities are as follows:

  •
  Appointing, compensating and retaining the Company's independent public auditors, and overseeing the work performed by the independent public auditors.

  •
  Assisting the Board of Directors in fulfilling its responsibilities by reviewing, as required, the financial reports provided by the Company to the Securities and Exchange Commission ("SEC") and the Company's shareholders.

  •
  Monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  •
  Recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Company's financial condition and results of operations.

  •
  Monitoring the performance of the Company's independent internal auditing function.

  •
  Providing an avenue of communication among the independent auditors, management, internal auditors and the Board of Directors.

        As part of its oversight responsibilities, the Audit Committee reviews and discusses with both management and the independent auditors all annual and quarterly financial statements prior to filing with the SEC. Management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States, and reviewed significant accounting and disclosure issues with the Audit Committee. In connection with these reviews, the Audit Committee discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Additionally, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG matters relating to its independence from the Company. The Audit Committee has also determined that the independent auditors' provision of non-audit services in 2004 was compatible with and did not impair the auditors' independence.

        The Audit Committee has discussed with the Company's internal auditors and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the company's financial reporting. In addition, in 2004 the Audit Committee worked actively with management and outside advisors to review and oversee the steps taken to strengthen the effectiveness of the company's internal control processes and procedures.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

        This report has been submitted by the members of the Audit Committee.

James D. Gerson, Chair
John F. Keane, Sr.
Ervin F. Lyon
Ellen B. Richstone

PERFORMANCE GRAPH

        The following graph illustrates a five-year comparison of cumulative total shareholder return among the Company, the University of Chicago's Center for Research in Security Prices ("CRSP") Index for The Nasdaq Stock Market and the CRSP Index for Nasdaq Electronic Components Stocks (SIC 367, a peer group index which includes electronic components companies). The comparison assumes $100 was invested on December 31, 1999 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
THE NASDAQ STOCK MARKET AND NASDAQ ELECTRONIC COMPONENTS STOCKS

	1999	2000	2001	2002	2003	2004

Broad Market Index(1)	$100.00	$60.30	$47.80	$33.10	$49.40	$53.80
Peer Group Index(2)	100.00	82.20	56.10	30.10	57.90	45.80
APC	100.00	46.90	54.80	57.40	93.60	83.40

(1)	CRSP Index for Nasdaq Stock Market
(2)	CRSP Index for Nasdaq Electronic Components Stocks

SECTION 16 REQUIREMENTS

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it with respect to fiscal 2004, or written representations from certain reporting persons, the Company believes that all of its directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities complied with all filing requirements applicable to them with respect to transactions during 2004.

VOTING PROCEDURES

        Shareholders whose shares are registered in their own name may, as an alternative to voting in person, vote by telephone, via the Internet or by completing, signing, dating and mailing the enclosed proxy card. Instructions for voting by telephone or via the Internet are included with the enclosed proxy card.

        Shareholders whose shares are held in a "street name" (through a broker, bank or other nominee) may receive a separate voting instruction form with this Proxy Statement, or may need to contact their broker, bank or other nominee to determine whether they will be able to vote electronically using the telephone or the Internet.

SHAREHOLDER PROPOSALS

        The deadline for submission of proposals by shareholders pursuant to Rule 14a-8 issued under the Exchange Act, which are intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of shareholders of the Company, is December 28, 2005. The deadline for submission of proposals of shareholders intended to be presented at the next annual meeting of shareholders of the Company (which are not otherwise submitted for inclusion in the proxy statement in accordance with the preceding sentence) is March 13, 2006. In submitting such proposals, shareholders must comply with the requirements set forth in both the Amended and Restated By-Laws of the Company and in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act. In order to curtail any controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by the Company. In addition to soliciting shareholders by mail or by its regular employees, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company, none of whom will receive additional compensation therefor, may also be made of some shareholders in person or by mail, telephone or electronic means, following the original solicitation. The Company has retained Morrow & Co. Incorporated to assist in the solicitation of proxies, and will pay this company a fee of $6,000 plus expenses.

DIRECTIONS TO APC'S ANNUAL SHAREHOLDER MEETING

        The meeting will take place on Thursday, June 9, 2005 at 10:00 a.m., local time, in The Regency Room at the Radisson Hotel Milford, located at 11 Beaver Street, Milford, Massachusetts 01757 (Tel: 508-478-7010).

From Logan Airport (Boston) and Points East:
Follow airport directions to the Sumner Tunnel to I-93 South.
Take I-90 (Massachusetts Turnpike) West to Exit 11A (I-495 South).
Take I-495 South to Exit 19 (Milford/Medway Route 109).
Take a right at the end of the ramp and a right at the first light onto Beaver Street.
The hotel is 1/4 mile on the left.

From T.F. Green Airport (Providence) and Points South:
Take I-95 North to I-495 North. Continue on I-495 to Exit 19.
At the bottom of the ramp, make a left onto Route 109 West.
At the first light make a right onto Beaver Street.
The hotel is 1/4 mile on the left.

From Points West:
Connect To I-90 (Massachusetts Turnpike) East to Exit 11A to I-495 South to Exit 19.
Take a right at the end of the ramp and a right at the first light onto Beaver Street.
The hotel is 1/4 mile on the left.

From Points North:
Take I-95 South.
Take I-90 (Massachusetts Turnpike) West to Exit 11A(I-495 South).
Take I-495 South to Exit 19 (Milford/Medway Route 109).
At end of ramp take right and at the first light take a right onto Beaver Street.
The hotel is 1/4 mile on the left.

        Upon arrival please proceed through the main entrance. The Regency Room will open to shareholders at 9:00 a.m. Please allow adequate time to find parking, complete any check-in and to be seated prior to the 10:00 a.m. starting time.

        Please be aware that seating may be limited. Please bring valid picture identification, such as a driver's license or passport. You may be required to provide this upon entry to the meeting. Shareholders holding stock in brokerage accounts ("street name" holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, cell phones, recording devices and other electronic devices will not be permitted at the meeting.

Part # 996-2943A	3618-PS-05

PROXY

AMERICAN POWER CONVERSION CORPORATION

Proxy for Annual Meeting of Shareholders

June 9, 2005

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Rodger B. Dowdell, Jr. and Neil E. Rasmussen, and each of them, proxies, with full power of substitution, to vote all shares of stock of American Power Conversion Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 9, 2005, at 10:00 a.m. local time, in The Regency Room at the Radisson Hotel Milford, located at 11 Beaver Street, Milford, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 27, 2005, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by written notice to the Clerk of the Company at any time before it is exercised or by delivering a later executed proxy to the Clerk of the Company at any time before the original proxy is exercised.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

☒
Please mark votes as in this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ITEMS 1, 2 and 3. The Board of Directors recommends a vote
"FOR" Items 1, 2 and 3

		FOR	AGAINST	ABSTAIN
1.	To fix the number of directors at seven.	☐	☐	☐
2.	To elect the Board of Directors for the ensuing year:
Nominees: Rodger B. Dowdell, Jr., Neil E. Rasmussen, Ervin F. Lyon, James D. Gerson, John G. Kassakian, John F. Keane, Sr. and Ellen B. Richstone
		FOR	WITHHELD
		☐	☐
☐
For all nominees except as noted above
		FOR	AGAINST	ABSTAIN
3.	To ratify the appointment of the Company's independent auditors.	☐	☐	☐
☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING

☐
MARK HERE FOR ADDRESS CHANGE AND NOTE IT BELOW

If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.

Signature	Date

Signature	Date

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